Exhibit 99.1

WILLIAM T. YARDLEY ELECTED TO THE BOARD OF DIRECTORS
OF NEW JERSEY RESOURCES

WALL, NJ, APRIL 21, 2025 – The board of directors of New Jersey Resources (NYSE: NJR) today announced the unanimous election of William T. Yardley to the board, effective July 1, 2025.

“Bill Yardley is a proven leader in the energy industry,” said Steve Westhoven, president and CEO of New Jersey Resources. “His extensive experience with pipeline infrastructure, regulatory strategy, policy and innovation will be an asset to our company, and I am confident the strategic guidance and insight he brings will benefit our board.”

“With his wealth of experience and proven track record of driving innovation and growth, the addition of Bill Yardley as a director makes our board stronger,” said Donald Correll, chair of the board of New Jersey Resources. “He is well respected for his expertise and accomplishments across our industry, and he will be a welcome addition to our board of directors.”

Mr. Yardley is chief executive officer of the Portland Natural Gas Transmission System (PNGTS), a natural gas pipeline company that serves constrained energy markets in the northeast US. Prior to joining PNGTS, he was executive vice president and president of gas transmission and midstream at Enbridge, Inc., where he was responsible for directing growth opportunities, leading regulatory strategy, improving pipeline integrity and safety practices and aligning operations with the energy transition across 17 natural gas pipeline systems and storage assets in the U.S. and Canada.

He also previously served as president of US transmission at Spectra Energy, group vice president of transmission at Duke Energy and vice president of marketing at Boston Gas Company.

Mr. Yardley is an independent director for Enbridge Gas, Inc. and a director of GTI Energy and the Northeast Gas Association. Previously he was chair of the board of Interstate Gas Association of America, and a member of the boards of Spectra Energy Partners, DCP Midstream and the United Way of Greater Houston.

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WILLIAM T. YARDLEY ELECTED TO THE BOARD OF DIRECTORS OF NEW JERSEY RESOURCES

He received a Bachelor of Arts degree in Economics from Colby College and a Master’s degree in Business Administration from Northeastern University. He is also a graduate of Harvard University’s Advanced Management Program.

About New Jersey Resources:

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
www.njresources.com.
Follow us on X.com (formerly Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

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